SEE RESTRICTIVE LEGEND ON REVERSE SIDE

INCORPORATED UNDER THE LAWS OF
DELAWARE

No. ****                                                                                                                      Shares *****

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

SERIES 17 CLASS Q CONVERTIBLE PREFERRED STOCK

Par Value $.001 Per Share

THIS CERTIFIES THAT - - S P E C I M E N - - is the owner of ****************
*********************** (*****) shares of Series 17 Class Q Convertible Preferred Stock ****************** of

Perma-Fix Environmental Services, Inc.

transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ____ day of ____________________, 2001.

____________________________________                 ____________________________________
                                                       Secretary                                                                              President

SHARES $.001 EACH

NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES, INC. AND AN OPINION OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN EXCHANGE AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, DATED AS OF APRIL 6, 2001, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS, A COPY OF THE CERTIFICATE OF DESIGNATIONS OF THE SERIES 17 CLASS Q CONVERTIBLE PREFERRED STOCK, WHICH SETS FORTH THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SUCH STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

*******************

CERTIFICATE

FOR

*****

SHARES

of the

CAPITAL STOCK

of

Perma-Fix Environmental Services, Inc.

Series 17 Class Q Convertible Preferred Stock

Par Value $.001 Per Share

ISSUED TO

**** S P E C I M E N ****

DATED

___________________, 2001

***********************

For Value Received, ____________________ hereby sell, assign and transfer unto _____________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ to transfer said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________, XX_________.

In presence of _________________________________________